SCHEDULE 14C INFORMATION
Information Statement pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary information statement.

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

☐	Definitive information statement.
☒	Definitive additional materials.

First Investors Tax Exempt Funds
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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FIRST INVESTORS CALIFORNIA TAX EXEMPT FUND
FIRST INVESTORS NEW JERSEY TAX EXEMPT FUND
FIRST INVESTORS NEW YORK TAX EXEMPT FUND
FIRST INVESTORS OREGON TAX EXEMPT FUND

Each a series of First Investors Tax Exempt Funds

40 Wall Street
New York, New York

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

January 2, 2019

On August 16, 2018, the Board of Trustees (the “Board”) of the First Investors Tax Exempt Funds (“Trust”) approved the hiring of Green Square Asset Management, LLC (“Green Square”) as a new subadviser to the First Investors California Tax Exempt Fund, First Investors New Jersey Tax Exempt Fund, First Investors New York Tax Exempt Fund and First Investors Oregon Tax Exempt Fund (“Funds”), each a series of the Trust.  Green Square began subadvising a portion of each Fund’s assets on December 7, 2018.  The Fund’s other assets continue to be directly managed by Foresters Investment Management Company, Inc. (the “Adviser”).  The appointment of Green Square has not resulted in any changes to any Fund’s investment objective or the advisory fee rate paid by each Fund to the Adviser.

Pursuant to an exemptive order that the Trust has received from the Securities and Exchange Commission, the Adviser and the Trust, on behalf of the Funds, are permitted to enter into new or modified subadvisory agreements with existing or new unaffiliated subadvisers with the approval of the Board, but without approval of Fund shareholders.  No action is required of you.  Therefore, we are not asking you for a proxy and you are requested not to send us a proxy.

This communication presents only an overview of the more complete Information Statement, which contains important information and is available to you on the Internet or by mail. Additional information about the Adviser, Green Square, the subadvisory agreement among Green Square, the Trust, on behalf of the Funds, and the Adviser, dated January 31, 2018, as amended December 7, 2018 (the “Agreement”), and the Board’s approval of the Agreement is contained in the Information Statement.  We encourage you to access and review all of the important information contained in the Information Statement.  The Information Statement will be available on the website for at least 90 days after the date of this Notice of Internet Availability of the Information Statement (“Notice”).  A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Funds by phone at 800-423-4026 or by writing to us at Foresters Investors Services, Inc., Raritan Plaza I, Edison, NJ 08837-3620. If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one by January 6, 2020. If you have any questions about this Notice, please contact your financial adviser (if applicable) or contact the Funds at the phone number provided above.

This Notice is being mailed on or about January 2, 2019 to each Fund’s shareholders of record as of December 7, 2018 (“Record Date”).  Each Fund will bear the expenses incurred in connection with preparing and delivering this notification to its shareholders.  By sending this Notice, the Funds and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing or sending you an email with a copy. You may print and view the full Information Statement on the Internet at the following address: https://foresters.com/tax-exempt-information
If you share a mailing address and last name with other shareholders, you will be delivered a single copy of this Notice, unless you have requested that separate copies of Fund documents be sent to you.  If you receive a single copy of this Notice and wish to request additional copies, please call 1-800-423-4026 or write to us at Foresters Investor Services, Inc., Raritan Plaza I, Edison, NJ 08837-3620.